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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Tuboscope Vetco International Corporation of our report dated February 14, 1997, included in the 1996 Annual Report to Stockholders of Tuboscope Vetco International Corporation.

Our audits also included financial statement schedules of Tuboscope Vetco International Corporation listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S-8) pertaining to the 1996 Equity Participation Plan (No. 333-05233) and the D.O.S. Ltd. 1993 Stock Option Plan (No. 333-05237) of Tuboscope Vetco International Corporation of our report dated February 14, 1997, with respect to the consolidated financial statements of Tuboscope Vetco International Corporation incorporated by reference in its Annual Report (Form 10-K) and our report included in the preceding paragraph with respect to the financial statement schedules included in this Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                            ERNST & YOUNG LLP



Houston, Texas
March 25, 1997

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